Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of MediaBay, Inc. on Form S-3 of our report dated April 1, 2002 appearing in the Annual Report on Form 10-K of MediaBay, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
December 13, 2002